GREM USA - Form S-8


Exhibit 23.1




     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 12, 2005 appearing in the Annual Report on Form 10-KSB of GREM USA for the year ended
December 31, 2004 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/Michael Johnson & Company LLC
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Michael Johnson & Company LLC
Denver, Colorado
April 29, 2005